Exhibit 99

Piper Jaffray Companies
800 Nicollet Mall, Suite 1000
Minneapolis, MN 55402

CONTACT
Thomas Smith
Investor Relations
Tel: 612 303-6336
F O R I M M E D I A T E R E L E A S E	thomas.g.smith@pjc.com

Piper Jaffray Announces a 20% Increase in Quarterly Dividends and a New Annual Special Dividend

MINNEAPOLIS, November 9, 2017 — Piper Jaffray Companies (NYSE: PJC), a leading investment bank and asset management firm, today announced that its Board of Directors has approved a new dividend policy intended to return from 30% to 50% of its non-GAAP net income to shareholders each year, beginning with fiscal year 2017. After taking into account the regular quarterly dividends made during the year, the Board of Directors intends to declare an annual special dividend payable in the first quarter of each year to return from 30% to 50% of its non-GAAP net income from the previous fiscal year. The Board of Directors also intends to increase its regular quarterly dividend by 20% from $0.3125 per share to $0.375 per share beginning in the first quarter of fiscal year 2018.

“Today’s announcement is a result of the tremendous progress that we’ve made over the past five years to grow our advisory business, which generates significant earnings and requires less capital to operate,” said Andrew S. Duff, chairman and CEO of Piper Jaffray. “This new policy is intended to be a consistent component of our capital deployment strategy, and another means of providing returns to our shareholders. The level of earnings we are now generating allows us to take a balanced approach of returning capital to our shareholders while continuing to invest in the business to drive growth and enhance shareholder returns. We will continue to pursue both organic and strategic opportunities that we believe make sense for our company and shareholders.”

The Piper Jaffray Board of Directors will continue to review the dividend policy as part of the company’s commitment to maximizing shareholder value, taking into consideration overall financial performance and market conditions.

About Piper Jaffray

Piper Jaffray Companies (NYSE: PJC) is a leading investment bank and asset management firm. Securities brokerage and investment banking services are offered in the U.S. through Piper Jaffray & Co., member SIPC and FINRA; in Europe through Piper Jaffray Ltd., authorized and regulated by the U.K. Financial Conduct Authority; and in Hong Kong through Piper Jaffray Hong Kong Limited, authorized and regulated by the Securities and Futures Commission. Asset management products and services are offered through five separate investment advisory affiliates—U.S. Securities and Exchange Commission (SEC) registered Advisory Research, Inc., Piper Jaffray Investment Management LLC, PJC Capital Partners LLC and Piper Jaffray & Co., and Guernsey-based Parallel General Partners Limited, authorized and regulated by the Guernsey Financial Services Commission.

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Cautionary Note Regarding Forward-Looking Information

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about our intent and ability to pay annual and quarterly dividends to our shareholders, or other similar matters. Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2016, and updated in our subsequent reports filed with the SEC (available at our website at piperjaffray.com and at the SEC website at sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2017 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7036

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